UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 6, 2010

The Allied Defense Group, Inc.
 (Exact name of registrant as specified in its charter)

DELAWARE	1-11376	04-2281015
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8000 Towers Crescent Drive, Suite 260 Vienna, VA	22182
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (703) 847-5268

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders

On May 6, 2010, The Allied Defense Group, Inc. (the “Company”) held a special meeting of its stockholders at which the stockholders voted on a proposal to adjourn the special meeting previously scheduled to approve the pending merger with Chemring Group Plc and to reconvene the special meeting at 10:00 a.m. local time on June 1, 2010 at 8000 Towers Crescent Drive, Suite 260, Vienna, Virginia 22182.

The final voting results were as follows:

FOR	AGAINST	ABSTAIN	BROKER-NON-VOTES
5,853,103	80,333	3,579	0

Item 8.01. Other Events

As previously disclosed in the Company’s Form 10-K for the year ended December 31, 2009, the bank group for Mecar S.A., the Company’s wholly-owned subsidiary, previously agreed to extend its current credit facility for the issuance of performance bonds and advance payment guarantees until April 30, 2010. In connection with the adjournment, the bank group has agreed to further extend the facility until June 2, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: May 7, 2010	/s/ Deborah F. Ricci
Name: Deborah F. Ricci
Title: Chief Financial Officer and Treasurer